Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Malacca Straits Acquisition Company Limited (the “Company”) for the quarterly period ended September 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Stanley Wang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 11, 2022	/s/ Stanley Wang
Stanley Wang
Chief Financial Officer
(Principal Financial and Accounting Officer)